Execution Copy

Measurement Specialties, Inc.

$10,000,000 5.70% Series A Senior Notes Due June 1, 2015

$10,000,000 6.15% Series B Senior Notes Due June 1, 2017

$30,000,000 Uncommitted Private Shelf Facility

Note Purchase and Private Shelf Agreement

Dated June 1, 2010

TABLE OF CONTENTS

(Not Part of Agreement)

5G.	Compliance with Laws and Material Contractual Obligations	17
5H.	Use of Proceeds	17
5I.	Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances	17
5J.	Most Favored Lender Status	19
5K.	Information Required by Rule 144A	20
5L.	Covenant to Secure Notes Equally	20
5M.	Guaranteed Obligations.	21

6.	COVENANTS.	21

6A.	Indebtedness	21
6B.	Liens.	23
6C.	Fundamental Changes	25
6D.	Investments, Loans, Advances, Guarantees and Acquisitions	26
6E.	Asset Sales	28
6F.	Swap Agreements	30
6G.	Transactions with Affiliates	30
6H.	Restricted Payments	30
6I.	Restrictive Agreements	31
6J.	Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents	31
6K.	Sale and Leaseback Transactions.	32
6L.	Financial Covenants	33
6M.	Operating Lease Expense.	33

7.	EVENTS OF DEFAULT	33

7A.	Acceleration	33
7B.	Rescission of Acceleration	37
7C.	Notice of Acceleration or Rescission.	37
7D.	Other Remedies	37

8.	REPRESENTATIONS AND WARRANTIES	37

8A.	Organization; Powers; Subsidiaries	38
8B.	Authorization; Enforceability	38
8C.	Governmental Approvals; No Conflicts	38
8D.	Financial Condition; No Material Adverse Change	39
8E.	Properties	39
8F.	Litigation, Environmental and Labor Matters	40
8G.	Compliance with Laws and Agreements	40
8H.	Investment Company Status.	40
8I.	Taxes.	40
8J.	ERISA.	41
8K.	Disclosure	41
8L.	Federal Reserve Regulations.	41
8M.	Liens.	41
8N.	No Default	41
8O.	No Burdensome Restrictions	42
8P.	Solvency	42
8Q.	Insurance	42
8R.	Security Interest in Collateral	42
8S.	Offering of Notes	42
8T.	Rule 144A	43
8U.	Foreign Assets Control Regulations, etc	43

9.	REPRESENTATIONS OF THE PURCHASERS	43

9A.	Nature of Purchase.	43
9B.	Source of Funds	44

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10.	DEFINITIONS; ACCOUNTING MATTERS	45

10A.	Yield-Maintenance Terms	45
10B.	Other Terms	47
10C.	Terms Generally	67
10D.	Accounting Terms; GAAP	68
10E.	Status of Obligations	68

11.	MISCELLANEOUS	69

11A.	Note Payments	69
11B.	Expenses	69
11C.	Consent to Amendments	70
11D.	Form, Registration, Transfer and Exchange of Notes; Lost Notes	71
11E.	Persons Deemed Owners; Participations	72
11F.	Survival of Representations and Warranties; Entire Agreement.	72
11G.	Successors and Assigns	72
11H.	Independence of Covenants	72
11I.	Notices.	73
11J.	Payments Due on Non-Business Days	73
11K.	Severability	73
11L.	Descriptive Headings	74
11M.	Satisfaction Requirement.	74
11N.	Governing Law	74
11O.	Consent to Jurisdiction; Waiver or Immunities	74
11P.	WAIVER OF JURY TRIAL	75
11Q.	Severalty of Obligations.	75
11R.	Counterparts	75
11S.	Binding Agreement	75
11T.	Directly or Indirectly	76
11U.	Transaction References	76
11V.	Replacement Intercreditor Agreement and Collateral Documents	76

PURCHASER SCHEDULE
INFORMATION SCHEDULE

SCHEDULE 6A – EXISTING INDEBTEDNESS
SCHEDULE 6B – EXISTING LIENS
SCHEDULE 6D – EXISTING INVESTMENTS
SCHEDULE 6I – EXISTING RESTRICTIVE AGREEMENTS
SCHEDULE 8A – SUBSIDIARIES
SCHEDULE 8F – EXISTING LITIGATION, ENVIRONMENTAL AND LABOR MATTERS
SCHEDULE 8G – COMPLIANCE WITH LAWS

EXHIBIT A-1	–	FORM OF SERIES A NOTE
EXHIBIT A-2	–	FORM OF SERIES B NOTE
EXHIBIT A-3	–	FORM OF SHELF NOTE
EXHIBIT B	–	FORM OF FUNDS DELIVERY INSTRUCTION LETTER
EXHIBIT C	–	FORM OF REQUEST FOR PURCHASE
EXHIBIT D	–	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT E	–	FORM OF OPINION OF COMPANY'S COUNSEL

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Measurement Specialties, Inc.
1000 Lucas Way
Hampton, VA 23666
Attention: Mark Thomson

 As of June 1, 2010

Prudential Investment Management, Inc
Each Series A Purchaser
Each Series B Purchaser
Each Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided

c/o Prudential Capital Group
1170 Peachtree Street, Suite 500
Atlanta, Georgia 30309

Ladies and Gentlemen:

The undersigned, Measurement Specialties, Inc. (herein called the “Company”), hereby agrees with you as follows:

1.              AUTHORIZATION OF ISSUE OF NOTES.

1A.           Authorization of Issue of Series A Notes.  The Company will authorize the issue of its senior promissory notes (the “Series A Notes”) in the aggregate principal amount of $10,000,000, to be dated the date of issue thereof, to mature June 1, 2015, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.70% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue interest, and to be substantially in the form of Exhibit A-1 attached hereto.  The terms “Series A Note” and “Series A Notes” as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.  Capitalized terms used herein have the meanings specified in paragraph 10.

1B.           Authorization of Issue of Series B Notes. The Company will authorize the issue of its senior promissory notes (the “Series B Notes”) in the aggregate  principal amount of $10,000,000, to be dated the date of issue thereof, to mature June 1, 2017, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.15% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue interest, and to be substantially in the form of Exhibit A-2 attached hereto.  The terms “Series B Note” and “Series B Notes” as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

1C.           Authorization of Issue of Shelf Notes.  The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 10 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 7 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), but with interest at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue interest, and to be substantially in the form of Exhibit A-3 attached hereto.  The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision.  The terms “Note” and “Notes” as used herein shall include each Series A Note, each Series B Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2.              PURCHASE AND SALE OF NOTES.

2A.           Purchase and Sale of Series A and Series B Notes.  The Company hereby agrees to sell to each Series A Purchaser and each Series B Purchaser and, subject to the terms and conditions herein set forth, each Series A Purchaser and each Series B Purchaser agrees to purchase from the Company the aggregate principal amount of Series A Notes and Series B Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.  On June 1, 2010 or any other date prior to June 1, 2010 upon which the Company and the Series A Purchasers and the Series B Purchasers may agree (herein called the “Initial Closing Day”), the Company will deliver to the Series A Purchasers and Series B Purchasers at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, one or more Series A Notes or Series B Notes registered in its name, evidencing the aggregate principal amount of Series A Notes and Series B Notes to be purchased by each Series A Purchaser and each Series B Purchaser and in the denomination or denominations specified with respect to each Series A Purchaser and each Series B Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account 9429223734 at Bank of America, N.A. (ABA No. 026009593), as identified in a written instruction of the Company, in the form of Exhibit B attached hereto, delivered to the Series A Purchasers and Series B Purchasers before the Initial Closing Day.

2B.           Purchase and Sale of Shelf Notes.

2B(1).       Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1C, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2B(2).       Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2B(3).       Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit C attached hereto.  Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2B(4).       Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5).       Acceptance.  Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates.  The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2B(6).       Market Disruption.  Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

2B(7).       Facility Closings.  Not later than 11:30 A.M. (New York City time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(i) or (ii) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

2B(8).  Fees.

2B(8)(i).    Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to the Purchaser of such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

2B(8)(ii).    Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay the Purchaser of such Accepted Note in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(i).  The foregoing bid and ask prices shall be as reported by the publicly available source of such market data as is then customarily utilized by Prudential Capital Group).  Each price shall be rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

3.    CONDITIONS OF CLOSING.  The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

3A.         Closing Documents.  Such Purchaser shall have received the following, each dated the date of the applicable Closing Day unless otherwise specified below:

(i)    The Note(s) to be purchased by such Purchaser.

(ii)   A favorable opinion of DLA Piper LLP (US), special counsel to the Company (or such other counsel designated by the Company and acceptable to each Purchaser) satisfactory to each Purchaser and substantially in the form of Exhibit E attached hereto, and as to such other matters as a Purchaser may reasonably request.  The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinion.

(iii)        A Certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (a) that there have been no changes in the Certificate of Incorporation or other charter document of such Credit Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (b) the By-Laws or other applicable organizational document, as attached thereto, of such Credit Party as in effect on the date of such certification, (c) resolutions of the Board of Directors or other governing body of such Credit Party authorizing the execution, delivery and performance of each Note Document to which it is a party, (d) the names and true signatures of the incumbent officers of each Credit Party authorized to sign the Note Documents to which it is a party, and (e) certifying that no dissolution or liquidation proceedings as to the Company have been commenced or are contemplated.

(iv)         Certified copies of Requests for Information or Copies (Form UCC 11) or equivalent reports dated as of a recent date, listing all effective financing statements which name each Credit Party (under its present name and previous names used within the past five years) as debtor and which are filed in the jurisdiction in which such Credit Party is organized and such other jurisdictions as the Purchasers shall require, together with copies of such financing statements.

(v)          An Officer's Certificate certifying as to the matters set forth in Paragraph 3C below.

(vi)         Corporate and tax good standing certificates dated as of a recent date as to each Credit Party, from the jurisdictions in which it is organized or incorporated and each other jurisdiction where a failure to be qualified could reasonably be expected to have a Material Adverse Effect.

(vii)        A Certificate of the chief financial officer of each Credit Party in form and substance satisfactory to the Purchasers supporting the conclusions that, (a) immediately after the consummation of the Transactions and the incurrence of Indebtedness under the Credit Agreement to occur on any Closing Day, the Company and its Subsidiaries taken as a whole, are and will be Solvent and (b) after giving effect to the contribution rights among Credit Parties contained in the Note Documents, each Credit Party (other than the Dormant Subsidiaries) is Solvent.

(viii)       [Intentionally omitted];

(ix)          On the Initial Closing Day, the Company shall have delivered, or caused all Domestic Subsidiaries of the Company (other than any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary) to deliver, the fully executed Subsidiary Guaranty, in a form acceptable to the Purchasers, executed by each Domestic Subsidiary (other than any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary), and on each subsequent Closing Day, a reaffirmation of such Subsidiary Guaranty executed by all Domestic Subsidiaries of the Company (other than any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary) in form and substance reasonably satisfactory to the Purchasers.

(x)           On the Initial Closing Day, a fully executed intercreditor agreement, in a form acceptable to the Purchasers (the “Intercreditor Agreement”), executed by the Purchasers, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent under the Credit Agreement, and on each subsequent Closing Day, a joinder to the Intercreditor Agreement executed by any additional Purchasers not already parties thereto, together with written authorization from the Company to the Collateral Agent to allow such Purchasers to become parties thereto.

(xi)          On the Initial Closing Day, the Pledge and Security Agreement executed by the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Parties, together with, to the extent required under the Security Agreement, pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate.

(xii)         On the Initial Closing Day, a Confirmatory Grant of Security Interest in United States Patents made by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

(xiii)        On the Initial Closing Day, a Confirmatory Grant of Security Interest in United States Trademarks made by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

(xiv)        On the Initial Closing Day, a Confirmatory Grant of Security Interest in United States Copyrights made by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

(xv)         On the Initial Closing Day, the following financial information:  (a) satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Initial Closing Day as to which such financial statements are publicly available, (b) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (a) of this paragraph as to which such financial statements are publicly available and (c) satisfactory financial statement projections through and including the Company’s 2014 fiscal year, together with such information as the Purchasers shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

(xvi)        On the Initial Closing Day, UCC financing statements naming each Credit Party as debtor and the Collateral Agent as secured party to be filed with the appropriate offices in applicable jurisdictions.

(xvii)       On the Initial Closing Day, certificates of insurance dated as of a recent date listing the Collateral Agent as (a) lender loss payee for the property, casualty and business interruption insurance policies of the Credit Parties, together with long-form lender loss payable endorsements, as appropriate, and (b) additional insured with respect to the liability insurance of the Credit Parties, together with additional insured endorsements.

(xviii)      On the Initial Closing Day, a certified copy of the Credit Agreement and any guaranties, notes and collateral documents executed in connection therewith.

 (xix)        On the Initial Closing Day, evidence reasonably satisfactory to the Purchasers that the Existing Credit Agreement shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the proceeds of the Series A Notes and Series B Notes) and any and all liens thereunder shall have been terminated.

(xx)          Such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B.    Opinion of Purchaser's Special Counsel.  Such Purchaser shall have received from King & Spalding, LLP or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C.    Representations and Warranties; No Default; Absence of Material Adverse Effect.  The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.  There shall exist on such Closing Day no Event of Default or Default.  Subject to the disclosure in Schedule 8F, since March 31, 2009, no Material Adverse Effect has occurred or could reasonably be expected to occur.

3D.    Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than any Excluded Taxes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  “Excluded Taxes” shall mean income or franchise taxes imposed on (or measured by) any Purchaser’s net income.

3E.    Payment of Fees and Expenses.  The Company shall have paid to each Purchaser any fees due it pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to paragraph 2B(8)(i), and paid or reimbursed the Purchasers for their costs and expenses incurred in connection with this Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the holders of Notes).

3F.    Payment Instructions.  Each Purchaser shall have received the letter described in paragraph 2 on the letterhead of the Company on the Initial Closing Day and at least 48 hours prior to any other Closing Day.

3G.   Credit Agreement.  On the Initial Closing Day, all conditions precedent to the Credit Agreement shall have been satisfied and the Credit Agreement shall become effective simultaneously with this Agreement.

4.      PREPAYMENTS.   The Series A Notes, Series B Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A, 4B and 4C, respectively.  The Series A Notes, the Series B Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4D.  Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4C.

4A.   Required Prepayments of Series A Notes.  The Series A Notes shall not be subject to required prepayment.

4B.   Required Prepayments of Series B Notes.  The Series B Notes shall not be subject to required prepayment.

4C.   Required Prepayments of Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

4D(1).     Optional Prepayment With Yield-Maintenance Amount.  The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.  Any partial prepayment of a Series of the Notes pursuant to this paragraph 4D shall be applied in satisfaction of required payments of principal in inverse order of maturity.

4D(2).     Prepayment Pursuant to Intercreditor Agreement. Any prepayment of Notes pursuant to the Intercreditor Agreement shall be applied ratably to all Notes and shall include interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect thereto.

4E.           Notice of Optional Prepayment.  The Company shall give the holder of each Note of a Series irrevocable written notice of any prepayment pursuant to paragraph 4D(1) not less than 3 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 4D(1).  Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.  The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4D(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder of such Notes which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4F.           Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4C or 4D, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4F only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4C or 4D) according to the respective unpaid principal amounts thereof.

4G.          No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4C or 4D or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

5.            AFFIRMATIVE COVENANTS.  During the Issuance Period and so long thereafter as any Note or any amount owing under this Agreement is outstanding and unpaid, the Company covenants as follows:

5A.         Financial Statements and Other Information.  The Company will furnish to each holder of a Note:

(i)           within ninety (90) days after the end of each fiscal year of the Company, commencing with the fiscal year of the Company ending on March 31, 2010, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii)           within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)          concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Company (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with paragraph 6L and (c) stating whether any change in GAAP or in the application thereof has occurred since March 31, 2009 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(iv)          [Intentionally Omitted];

(v)           as soon as available, but in any event not more than sixty (60) days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company for each month of the upcoming fiscal year;

(vi)         promptly, but in any event within five (5) Business Days after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(vii)        to the extent that pursuant to paragraph 10D, the Company or the Required Holders have requested an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, then until such amendment is effective, then within five Business Days following the delivery of the financial statements required to be delivered under clause (i) and (ii) above, financial statements setting forth a reconciliation between the calculations of all financial covenants, including without limitation the Leverage Ratio and the Fixed Charge Coverage Ratio, before and after giving effect to such change in GAAP; and

(viii)       promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the holder of any Note may reasonably request.

Documents required to be delivered pursuant to clauses (i) and (ii) of this paragraph 5A may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) each holder of any Note of the filing of any such documents and provide to each holder of any Note by electronic mail electronic versions (i.e., soft copies) of such documents.  Reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of said Commission, or with  any national securities exchange, required to be delivered pursuant to clause (e) of this paragraph 5A shall be deemed delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) each holder of any Note of the filing of any such reports, statements or other materials.  Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this paragraph 5A to each holder of any Note.

5B.          Notices of Material Events.  The Company will furnish to each holder of any Note written notice of the following:

(i)            within three (3) Business Days after an executive officer of Company or a Financial Officer has actual knowledge thereof, the occurrence of any Default;

(ii)           promptly upon having  actual knowledge thereof, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(iii)           promptly upon having  actual knowledge thereof, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(iv)           within three (3) Business Days after an executive officer of Company or a Financial Officer has actual knowledge thereof, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this paragraph shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5C.           Existence; Conduct of Business.  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under paragraph 6C.

5D.           Payment of Obligations.  The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5E.           Maintenance of Properties; Insurance.    The Company will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents.  The Company will furnish to the holders of the Notes, upon request of the Required Holders, information in reasonable detail as to the insurance so maintained.  The Company shall deliver to the Collateral Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Credit Parties’ tangible personal property and assets and business interruption insurance policies naming the Collateral Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Collateral Agent an additional insured.  In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable.  The Company will furnish to the holders of the Notes prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

5F.           Books and Records; Inspection Rights.  The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Subsidiaries to, permit any representatives designated any holder of any Note, upon at least three (3) Business Days’ prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, in no event shall such visitations, inspections or examinations occur more frequently than twice per calendar year provided that no Event of Default has occurred and is continuing.  The Company acknowledges that any holder of any Note, after exercising its rights of inspection, may prepare and distribute to the holders of the Notes certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the holders of the Notes.

5G.           Compliance with Laws and Material Contractual Obligations.  The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5H.           Use of Proceeds.  The proceeds of the Notes will be used only (i) to refinance the outstanding Indebtedness of the Company and its Subsidiaries and (ii) to finance the working capital needs, for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business and for Permitted Acquisitions.  No part of the proceeds of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

5I.           Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(i)           As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Required Holders) after any Person becomes a Subsidiary, the Company shall provide the holders of the Notes with written notice thereof setting forth information in reasonable detail describing the material assets of such Person.  The Company shall, concurrently with such notice, cause each such Subsidiary which is a Domestic Subsidiary (other than a Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary) to deliver to the holders of the Notes a joinder to the Subsidiary Guaranty and to deliver the Collateral Agent a joinder to the Security Agreement (in each case in the form contemplated thereby and with a copy to the holders of the Notes) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty and the Security Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Required Holders and the Collateral Agent.

(ii)           The Company will cause, and will cause each other Credit Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed) to be subject at all times (subject to clauses (1) and (2) of the last sentence of this paragraph 5I(ii)) to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by paragraph 6B.  Without limiting the generality of the foregoing, the Company (a) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Company or any other Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Collateral Agent shall reasonably request and (b) will, and will cause each Subsidiary Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Company or such Guarantor to the extent, and within such time period as is, reasonably required by the Collateral Agent.  Notwithstanding the foregoing, (1) no such Mortgages and Mortgage Instruments are required to be delivered hereunder until August 30, 2010 or such later date as the Collateral Agent may agree in the exercise of its reasonable discretion with respect thereto and (2) no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder (A) until August 30, 2010 or such later date as the Collateral Agent may agree in the exercise of its reasonable discretion with respect thereto, and (B) to the extent the Collateral Agent or its counsel determines that such pledge would not, in light of the cost and expense associated therewith, provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(iii)           Without limiting the foregoing, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by paragraph 3A, as applicable), which may be required by law or which the Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Note Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company.

(iv)           If any assets (including any real property or improvements thereto or any interest therein) are acquired by a Credit Party after the Initial Closing Day (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Company will notify the Collateral Agent and the holders of the Notes thereof, and, if requested by the Required Holders, the Company will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (iii) of this paragraph, all at the expense of the Company.

5J.           Most Favored Lender Status.

(i)           If any Credit Document or Permitted Private Placement Document contains one or more Additional Covenants or Additional Defaults, then the terms of this Agreement, without any further action on the part of the Company or the holders of the Notes, will unconditionally be deemed on the date of execution of any such amendment or other modification to be automatically amended to include each such Additional Covenant or Additional Default, as the case may be, together with all definitions relating thereto, and any event of default in respect of any such additional or more restrictive covenant(s) so included therein shall be deemed to be an Event of Default under paragraph 7A(v), subject to all applicable terms and provisions of this Agreement, including, without limitation, all grace periods, all limitations in application, scope or duration, and all rights and remedies exercisable by the holders of the Notes hereunder.  The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 5J, but shall merely be for the convenience of the parties hereto.

(ii)           If, after the date of execution of any amendment or modification of any of the Credit Documents or the Permitted Private Placement Documents containing one or more Additional Covenants or Additional Defaults that results in the amendment or deemed amendment of this Agreement as contemplated in paragraph 5J(i), the subject Additional Covenant or Additional Default is excluded, terminated, loosened, relaxed, amended or otherwise modified under such agreement, or such agreement containing such Additional Covenant or Additional Default itself is terminated and not replaced, then such Additional Covenant or Additional Default, without any further action on the part of the Company or the holders of the Notes, shall unconditionally be deemed on the date of execution of any such amendment or modification to then and thereupon be so excluded, terminated, loosened, relaxed or otherwise amended or modified under this Agreement and paragraph 7A(v) shall be modified accordingly, or if such agreement containing such Additional Covenant or Additional Default itself is terminated and not replaced, such Additional Covenant or Additional Default shall be deemed on the date of such termination to be no longer effective under this Agreement, and this Agreement shall be deemed modified accordingly; provided that (a) if a Default or Event of Default (including as a result of the incorporation herein of any such Additional Covenant or Additional Default) shall exist at the time any such Additional Covenant or Additional Default is to be so excluded, terminated, loosened, relaxed, amended or modified under this Agreement pursuant to this paragraph 5J(ii)), the prior written consent thereto of the Required Holders shall be required as a condition to the exclusion, termination, loosening, relaxation or other amendment or modification of any such Additional Covenant or Additional Default for so long as such Default or Event of Default continues to exist; (b) in any and all events, the affirmative and negative covenants and related definitions and Events of Default contained in this Agreement as in effect on the date of this Agreement or as subsequently amended (other than pursuant to operation of paragraph 5J(i)) shall not in any event be deemed or construed to be excluded, terminated, loosened or relaxed by operation of the terms of this paragraph 5J(ii), and only any such Additional Covenant or Additional Default included pursuant to paragraph 5J(i) shall be so excluded, terminated, loosened, relaxed, amended or otherwise modified pursuant to the terms hereof; and (c) in no event shall any Additional Covenant or Additional Default as in effect on the date of this Agreement or as subsequently amended (other than pursuant to operation of paragraph 5J(i)) be deemed or construed to be excluded, terminated, loosened or relaxed pursuant to this paragraph 5J(ii) in a manner that would cause such Additional Covenant or Additional Default to be excluded, terminated, loosened, relaxed, amended or otherwise made less restrictive than as in effect on the date of this Agreement or as subsequently amended (other than pursuant to operation of paragraph 5J(i)).  The Required Holders will promptly execute and deliver at the Company’s expense (including the reasonable  fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to remove such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 5J, but shall merely be for the convenience of the parties hereto.

5K.           Information Required by Rule 144A.  The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act.  For the purpose of this Agreement, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5L.           Covenant to Secure Notes Equally.  The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6B.

5M.       Guaranteed Obligations. The Company covenants that if any Person (other than the Company) guarantees or provides collateral in any manner for any Credit Document Obligations or Permitted Private Placement Obligations (other than cash collateral posted with respect to letters of credit issued under the Credit Agreement in connection with the termination of such Credit Agreement at a time when no Default or Event of Default has occurred and is continuing in an amount not to exceed 105% of the stated amount of outstanding letters of credit issued under the Credit Agreement), it will simultaneously cause such Subsidiary to guarantee the Obligations pursuant to documentation in form and substance reasonably satisfactory to the holders of the Notes or provide collateral for the Notes equally and ratably with all such Indebtedness by such Subsidiary (i) becoming a party to the Security Agreement or (ii) entering into such other documentation in form and substance reasonably satisfactory to the Required Holders as may be necessary to provide such collateral as security for the Notes if the joinder of such Subsidiary to the Security Agreement is not sufficient to do so.

5N.        Post-Closing. No later than June 30, 2010, the Company will deliver to the holders of the Notes documentation from PNC Bank, in form and substance reasonably satisfactory to the holders of the Notes, confirming the release of any security interest of PNC Bank in any patents of the Loan Parties currently shown to be assigned to PNC Bank on the records of the United States Patent and Trademark Office and the reassignment of such patents to the relevant Loan Parties.

6.           COVENANTS.  During the Issuance Period and so long thereafter as any Note or any amount owing under this Agreement is outstanding and unpaid, the Company covenants as follows:

6A.         Indebtedness.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)           the Obligations and any Permitted Private Placement Obligations;

(ii)          the Credit Document Obligations so long as the aggregate principal or committed amount thereof does not exceed $160,000,000;

(iii)         Indebtedness existing on the date hereof and set forth in Schedule 6A and amendments, modifications, extensions, refinancings, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(iv)         Indebtedness under any Permitted Intercompany Transaction, so long as such Indebtedness is pledged in accordance with the Security Agreement;

(v)          Guarantees by the Company of Indebtedness of any Domestic Subsidiary (other than a Domestic Subsidiary which is owned by a Foreign Subsidiary) and by any Subsidiary of Indebtedness of the Company or any other Domestic Subsidiary (other than a Domestic Subsidiary which is owned by a Foreign Subsidiary), including without limitation the Guarantee of the Credit Document Obligations and Permitted Private Placement Obligations of the Company;

(vi)         unsecured Indebtedness (consisting of intercompany loans or capital contributions) of the Company or any Subsidiary owing to the Company or another Subsidiary, including any intercompany loans or capital contributions made to finance Permitted Acquisitions) so long as such Indebtedness is pledged in accordance with the Security Agreement;

(vii)        Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and amendments, modifications, extensions, refinancings, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (a) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (b) the aggregate outstanding principal amount of Indebtedness permitted by this clause (vii) shall not exceed $5,000,000 at any time outstanding;

(viii)       Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

(ix)          Indebtedness of the Company or any Subsidiary (not otherwise permitted by this paragraph 6A) secured by a Lien on any asset of the Company or any Subsidiary; provided that (x) the aggregate outstanding principal amount of Indebtedness permitted by this clause (ix) shall not in the aggregate exceed $3,000,000 at any time and (y) no Indebtedness of any Foreign Subsidiary or Domestic Subsidiary of any Foreign Subsidiary secured by a Lien on any asset of the Company or any Guarantor shall be permitted under this clause (ix);

(x)           unsecured Indebtedness not otherwise permitted by this paragraph 6A in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(xi)          Indebtedness of any Foreign Subsidiary so long as (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) the Company and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Required Holders after giving effect to such Indebtedness, with the covenants contained in paragraph 6L recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such Indebtedness (amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period and (c) such Indebtedness is not guaranteed by the Company or any Domestic Subsidiary;

(xii)         unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(xiii)        unsecured Subordinated Indebtedness, and unsecured Indebtedness, consisting of Earnouts, in each case, incurred by the Company and its Subsidiaries to finance the purchase price of a Permitted Acquisition at the time of closing of such Permitted Acquisition;

(xiv)        Indebtedness of the Company or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(xv)         Swap Agreements permitted by paragraph 6F;

(xvi)        Indebtedness consisting of (a) deferred payments of insurance premiums incurred in the ordinary course of business of the Company or any Subsidiary and (b) take-or-pay obligations contained in any supply agreement entered into in the ordinary course of business; and

(xv)         Indebtedness permitted under paragraph 6D.

Notwithstanding the foregoing, in no event shall the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Guarantors, together with the aggregate amount of assets sold and leased back by Subsidiaries that are not Subsidiary Guarantors, exceed at any time 15% of Consolidated Total Assets.

6B.          Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)            Liens securing the Obligations and, to the extent the Obligations are secured pari passu therewith pursuant to the Intercreditor Agreement, all other Secured Obligations;

(ii)           Permitted Encumbrances;

(iii)          any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6B, and any amendments, modifications, extensions, refinancings, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and amendments, modifications, extensions, refinancings, renewals and replacements thereof that are permitted by paragraph 6A(iii);

(iv)          any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (b) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (c) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and amendments, modifications, extensions, refinancings, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(v)           Liens on fixed or capital assets (including capital leases) acquired, constructed or improved by the Company or any Subsidiary; provided that (a) such security interests secure Indebtedness or Capital Lease Obligations permitted by clause (vii) of paragraph 6A, (b) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (c) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (d) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(vi)          Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted under paragraph 6A(xi);

(vii)         Liens granted by a Subsidiary that is not a Credit Party in favor of the Company or another Credit Party in respect of Indebtedness owed by such Subsidiary to the Company or such other Credit Party;

(viii)        licenses and sublicenses of intellectual property to the extent permitted under this Agreement;

(ix)           Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(x)           Liens pursuant to insurance premium financing arrangements securing insurance proceeds solely to the extent of such premiums;

(xi)          Liens in favor of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposits with or in possession of such banks, other than relating to Indebtedness;

(xii)         Liens (a) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and (b) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attached to such goods or assets;

(xiii)        Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement relating to a Permitted Acquisition;

(xiv)        Liens on assets of the Company and its Domestic Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed $3,000,000.

6C.          Fundamental Changes.

(i)            The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would exist on a pro forma basis under paragraph 6L (recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such Indebtedness (amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period):

(a)           any Person may merge into the Company in a transaction in which the Company is the surviving corporation;

(b)           any Subsidiary may merge into a Credit Party in a transaction in which the surviving entity is such Credit Party (provided that any such merger involving the Company must result in the Company as the surviving entity);

(c)           any Subsidiary that is not a Credit Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes;

(d)          any Subsidiary that is not a Credit Party may merge into any other Subsidiary that is not a Credit Party;

(e)           any Subsidiary that is a Credit Party may dispose of all or substantially all of its assets to another Credit Party;

(f)           any Subsidiary that is not a Credit Party may dispose of all or substantially all of its assets to (1) another subsidiary that is not a Credit Party or (2) a Credit Party;

(g)          the Company or any Subsidiary may engage in Permitted Acquisitions; and

(h)          any Subsidiary that is a Credit Party may liquidate or dissolve if (1) the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes, (2) immediately prior to such liquidation or dissolution, all the Equity Interests in such Subsidiary are owned directly by one or more Credit Parties and (3) all the assets of such Subsidiary are transferred to the Credit Party or Credit Parties that directly own all the Equity Interests in such Subsidiary pursuant to such liquidation or dissolution.

(ii)           The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or ancillary thereto.

(iii)           The Company will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Initial Closing Day.

6D.           Investments, Loans, Advances, Guarantees and Acquisitions.  The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:

(i)           Permitted Investments;

(ii)            Permitted Acquisitions;

(iii)           in connection with any Permitted Acquisition, investments by any Credit Party in, and loans or advances made by any Credit Party to, any Subsidiary that is not a Credit Party; provided that (a) the proceeds of such investments and loans or advances shall be used for the sole purpose of paying the consideration for such Permitted Acquisition and (b) the aggregate amount of all such investments and loans or advances made in connection with any Permitted Acquisition shall not exceed the aggregate consideration for such Permitted Acquisition;

(iv)           investments by the Company and each of its Subsidiaries existing on the date hereof in the capital stock of their respective Subsidiaries;

(v)           investments in existence on the date hereof and described in Schedule 6D;

(vi)          investments in the form of Swap Agreements permitted by paragraph 6F;

(vii)         investments constituting deposits described in clauses (iii) and (iv) of the definition of the term “Permitted Encumbrances”;

(viii)        investments, loans or advances (including, without limitation, capital contributions) made by the Company in or to any Subsidiary and made by any Subsidiary in or to the Company or any other Subsidiary;

(ix)           Guarantees constituting Indebtedness permitted by paragraph 6A;

(x)           any other investment, loan or advance (other than acquisitions) so long as the aggregate amount (at original cost) of all such investments, loans and advances does not exceed $2,000,000 at any time outstanding;

(xi)           investments comprised of notes payable, stock or other securities issued by account debtors to the Company or any Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business;

(xii)          extensions of trade credit or the holding of receivables in the ordinary course of business;

(xiii)         Permitted Intercompany Transactions;

(xiv)         the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest of the Company or any option, warrant or other right to acquire any such Equity Interests in the Company, in each case, to the extent the payment therefor is permitted under paragraph 6H;

(xv)          the Company and its Subsidiaries may make loans and advances to officers, directors and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; and

(xvi)         any other investment by the Company or any Subsidiary in any Person; provided that (a) no Event of Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person is engaged in the same or a similar line of business as the Company and the Subsidiaries or a business reasonably related thereto and (c) the aggregate amount of all such investments (at original cost) does not exceed $20,000,000 at any time outstanding.

6E.           Asset Sales.  The Company will not, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it, nor will the Company permit any Subsidiary to issue any additional Equity Interests in such Subsidiary (other than to the Company or another Subsidiary in compliance with paragraph 6D), except:

(i)            any Subsidiary may sell, transfer, lease, license or otherwise dispose of its assets to a Credit Party;

(ii)           any Credit Party may sell, transfer, lease, license or otherwise dispose of its assets to any Foreign Subsidiary for consideration equal to the fair market value of such assets;

(iii)          the Company and its Subsidiaries may (a) sell inventory in the ordinary course of business, (b) effect sales, trade-ins, conveyances or dispositions of used, obsolete, worn out or surplus equipment, fixtures, other tangible property or real estate, (c) dispose of assets in an aggregate amount not to exceed $500,000 in any fiscal year to any Persons that have tax-exempt status and are eligible to receive tax-deductible charitable contributions, as determined by a letter from the Internal Revenue Service recognizing such Persons as tax-exempt, and (d) make any other sales, transfers, conveyances, leases or dispositions of equipment, fixtures, real estate or other property having a value not exceeding $2,000,000 in any single transaction or that, together with all other equipment, fixtures, real estate or other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (d) during any fiscal year of the Company, does not exceed $5,000,000;

(iv)          licenses and sublicenses of technology and intellectual property in the ordinary course of business;

(v)           leases and subleases of real property no longer used by the Company or its Subsidiaries;

(vi)          dispositions permitted by paragraph 6C;

(vii)         Restricted Payments permitted by paragraph 6H;

(viii)        dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(ix)          dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary;

(x)           dispositions of assets, so long as (a) the net cash proceeds received by the Company or any Subsidiary from each such disposition are applied by the Company or such Subsidiary, as applicable, within one hundred eighty (180) days of receipt to acquire assets that are similar to the assets disposed of and (b) so long as no Event of Default has occurred and is continuing prior to making such disposition or would arise after giving effect thereto on a Pro Forma Basis;

(xi)           dispositions of Permitted Investments in the ordinary course of business so long as no Event of Default has occurred and is continuing prior to making such disposition or would arise after giving effect thereto on a Pro Forma Basis;

(xii)          dispositions of real property, so long as no Event of Default has occurred and is continuing prior to making such disposition or would arise after giving effect thereto on a Pro Forma Basis; and

(xiii)         Permitted Intercompany Transactions;

provided, that all dispositions of assets permitted hereby (other than those permitted by paragraphs (i), (iii)(c), (viii), (ix) and (x) above) shall be made for fair market value of such assets.

To the extent the Required Holders (or if applicable, to each holder of any Note) waive the provisions of this paragraph 6E with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this paragraph 6E, such Collateral (unless transferred to the Company or a Subsidiary Guarantor) shall (except as otherwise provided above) be sold or otherwise disposed of free and clear of the Liens created by the Note Documents and the holders of the Notes shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith to release any such Lien.

6F.          Swap Agreements.  The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (i) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

6G.          Transactions with Affiliates.  The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that are (a) in the ordinary course of business and (b) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Company and its wholly-owned Subsidiaries not involving any other Affiliate, (iii) any Restricted Payment permitted by paragraph 6H, (iv) the payment of reasonable fees to directors of the Company or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or the Subsidiaries in the ordinary course of business, and (v) transactions among the Company and its Affiliates to the extent (a) permitted under paragraphs 6A, 6B, 6C, 6D and 6E and (b) at prices and on terms and conditions not less favorable to the Company or its Subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties.

6H.          Restricted Payments.  The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Company and each Subsidiary may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) any Subsidiary may make dividends and distributions to any Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (iii) the Company and its Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (iv) the Company and its Subsidiaries may make any other Restricted Payment so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and the aggregate amount of all such Restricted Payments made pursuant to this clause (iv) during the term of this Agreement does not exceed $15,000,000, and (v) Permitted Intercompany Transactions.

6I.           Restrictive Agreements.       The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law, by any Note Document and, to the extent such restrictions and conditions do not restrict or prevent Liens securing the Obligations on at least a pari passu basis with the other Secured Obligations, by the Credit Documents or any Permitted Private Placement Documents, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6I (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (e) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and/or, with respect to leases of real property, restricting the placement of a lien on the leasehold interest therein, and (f) customary arrangements containing restrictions with respect to Foreign Subsidiaries in connection with financing arrangements for their benefit that are not otherwise prohibited by this Agreement.

6J.           Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents.

The Company will not, and will not permit any Subsidiary to voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents, except refinancings of Subordinated Indebtedness to the extent permitted by paragraph 6A and regularly scheduled or required repayments or redemptions of Subordinated Indebtedness set forth on Schedule 6A.

Furthermore, the Company will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, refinancings, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(i)          increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

(ii)         shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

(iii)        shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

(iv)         increases the rate of interest accruing on such Indebtedness;

(v)          provides for the payment of additional fees or increases existing fees;

(vi)         amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any Subsidiary from taking certain actions) or event of default in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, any Subsidiary and/or the holders of the Notes or, in the case of any such covenant or event of default, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants and events of default in this Agreement; or

(vii)        amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Company, any Subsidiary and/or the holders of the Notes or (b) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

6K.         Sale and Leaseback Transactions.    The Company shall not, nor shall it permit any Domestic Subsidiary (other than a Domestic Subsidiary that is owned directly or indirectly by a Foreign Subsidiary of the Company) to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed $2,000,000 in the aggregate during any fiscal year of the Company, determined on a consolidated basis for the Company and its Subsidiaries. Notwithstanding the foregoing, in no event shall the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Guarantors, together with the aggregate amount of assets sold and leased back by Subsidiaries that are not Subsidiary Guarantors, exceed at any time 15% of Consolidated Total Assets.

6L.         Financial Covenants.

(i)           Maximum Leverage Ratio.   The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after March 31, 2010, of (i) Consolidated Total Funded Indebtedness (less unrestricted cash maintained by the Company or any Domestic Subsidiary in deposit accounts (as defined in Section 9-102 of the UCC) or in securities accounts (as defined in Section 8-501 of the UCC), or any combination thereof, and which each such deposit account or securities account is the subject of a control agreement in favor of the Collateral Agent securing the Secured Obligations and is maintained by a branch office of the bank or securities intermediary located within the United States) to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.25 to 1.00.

(ii)          Minimum Fixed Charge Coverage Ratio.  The Company will not permit the ratio (the “Fixed Charge Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after March 31, 2010, of (i) Consolidated EBITDA minus (A) payments in respect of Capital Expenditures and (B) payments of dividends by the Company to (ii) the sum of (A) scheduled principal payments, (B) income taxes paid in cash and (C) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 1.20 to 1.00.

6M.        Operating Lease Expense.     The Company will not permit Operating Lease Expense for the period of four (4) consecutive fiscal quarters ending with the last day of each of its fiscal quarters ending on and after March 31, 2010 to exceed 2.50% of Consolidated Total Assets on the last day of such fiscal quarter.

7.            EVENTS OF DEFAULT.

7A.         Acceleration   If any of the following events (“Events of Default”)  shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)            the Company fails to pay any principal of, or Yield- Maintenance Amount with respect to, any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof;

(ii)           the Company fails to pay any interest on any Note or any fee or any other amount (other than an amount referred to in clause (i) of this paragraph 7A) payable under this Agreement or any other Note Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(iii)          any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any other Note Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Note Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

(iv)          the Company shall fail to observe or perform any covenant, condition or agreement contained in paragraph 5B, 5C (with respect to the Company’s existence), 5H, 5I or 5N or in paragraph 6;

(v)           the Company or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (i), (ii) or (iv) of this Article) or any other Note Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from any holder of any Note to the Company;

(vi)          the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, which is not cured within any applicable grace period therefor;

(vii)         any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (vii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(viii)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(ix)          the Company or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (viii) of this Article, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing;

(x)           the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(xi)          one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (or its equivalent in another currency) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(xii)         an ERISA Event shall have occurred that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(xiii)        a Change in Control shall occur;

(xiv)        the occurrence of any “default”, as defined in any Note Document (other than this Agreement) or the breach of any of the terms or provisions of any Note Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(xv)         any material provision of any Note Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Note Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Note Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(xvi) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Note Document;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default (including an event described in clause (a) above), the Required Holder(s) of the Notes of any Series may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

7B.          Rescission of Acceleration.  At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.          Notice of Acceleration or Rescission.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

7D.         Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement and may direct the Collateral Agent in accordance with the Intercreditor Agreement to exercise on behalf of the holders of the Notes all rights and remedies available to the holders of the Notes under the Collateral Documents.  No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.            REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows (all references to “Subsidiary” and “Subsidiaries” in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

8A.          Organization; Powers; Subsidiaries.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.  As of the Initial Closing Day, Schedule 8A hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding.  All of the outstanding shares of capital stock and other equity interests of each Subsidiary Guarantor and each First-Tier Foreign Subsidiary pledged to the Collateral Agent are validly issued and outstanding and fully paid and nonassessable and, as of the Initial Closing Day, all such shares and other equity interests indicated on Schedule 8A as owned by the Company or a Subsidiary Guarantor are owned, beneficially and of record, by the Company or any Subsidiary Guarantor, as the case may be, free and clear of all Liens, other than Liens created under the Note Documents.  As of the Initial Closing Day, except as set forth on Schedule 8A, there are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary.  None of the Dormant Subsidiaries conducts any business activities or has any material assets.

8B.          Authorization; Enforceability.  The Transactions are within each Credit Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  The Note Documents to which each Credit Party is a party have been duly executed and delivered by such Credit Party and constitute a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8C.          Governmental Approvals; No Conflicts.  The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Note Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Note Documents.

8D.          Financial Condition; No Material Adverse Change.  The Company has furnished Prudential with the following financial statements: (i) consolidated balance sheets of the Company and its subsidiaries as of March 31, 2009 and as of the last day in each of the fiscal years completed thereafter and prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released), and consolidated statements of income and cash flows of the Company and its Subsidiaries for each such year, all certified by independent certified public accountants of recognized international standing; and (ii) unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of the most recent fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods.  Such financial statements (including any related schedules and/or notes) have been prepared in accordance with GAAP as in effect from time to time in the United States of America (subject, as to interim statements, to changes resulting from year-end adjustments) consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles.  The balance sheets fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and cash flows fairly present, in all material respects, the consolidated financial results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated.  Since March 31, 2009, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

8E.          Properties.

(i)            Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to Permitted Encumbrances and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(ii)           Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries, to Company’s knowledge, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8F.           Litigation, Environmental and Labor Matters.

(i)            Except as disclosed on Schedule 8F, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

(ii)           Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.

(iii)          There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to their knowledge, threatened.  The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters.  All material payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any of its Subsidiaries is bound.

8G.          Compliance with Laws and Agreements.  Except as disclosed on Schedule 8G, each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8H.          Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

8I.           Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

8J.           ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.  The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes on which representations the Company may rely.

8K.          Disclosure.  The Company has disclosed to Prudential all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to Prudential in connection with this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

8L.          Federal Reserve Regulations.  No part of the proceeds of any Note have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and the aggregate market value of all “margin stock” owned by the Company and its Subsidiaries does not exceed 10% of the aggregate value of the assets thereof, as determined by any reasonable method.

8M.         Liens.  There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6B.

8N.          No Default.  No Default or Event of Default has occurred and is continuing.

8O.          No Burdensome Restrictions.  The Company is not subject to any Burdensome Restrictions except Burdensome Restrictions permitted under paragraph 6I.

8P.           Solvency.

(i)            Immediately after the consummation of the Transactions and the incurrence of Indebtedness under the Credit Agreement to occur on any Closing Day, the Company and its Subsidiaries taken as a whole, are and will be Solvent; after giving effect to the contribution rights among Credit Parties contained in the Note Documents, each Credit Party (other than the Dormant Subsidiaries) is Solvent.

(ii)           The Company does not intend to, nor will it permit any of its Subsidiaries to, and the Company does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

8Q.          Insurance.  The Company maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

8R.          Security Interest in Collateral.  The provisions of this Agreement and the other Note Documents create legal and valid perfected Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and such Liens constitute perfected Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Credit Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (i) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the holders of the Notes pursuant to any applicable law and (ii) Liens perfected only by possession (including possession of any certificate of title) to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral.

8S.          Offering of Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser(s) and not more than five other Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8T.          Rule 144A.  The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8U.          Foreign Assets Control Regulations, etc.

(i)            Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii)           Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii)          No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

9.             REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A.         Nature of Purchase.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.  Each Purchaser severally represents that it is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a qualified institutional buyer.

9B.          Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)            the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)          the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)          the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)           the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)          the Source is a governmental plan; or

(vii)         the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.           DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A.        Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4D or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the interest rate of the applicable Notes.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all scheduled payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4D or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Yield-Maintenance Amount shall in no event be less than zero.

10B.        Other Terms.

“Acceptance” shall have the meaning specified in paragraph 2B(5).

“Acceptance Day” shall have the meaning specified in paragraph 2B(5).

“Acceptance Window” shall have the meaning specified in paragraph 2B(5).

“Accepted Note” shall have the meaning specified in paragraph 2B(5).

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary contained in any of the Credit Documents or Permitted Private Placement Documents (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the Credit Document or Permitted Private Placement Document, as applicable, in which such covenant or similar restriction is contained than those set forth herein (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Additional Default” shall mean any provision contained in any Credit Document or Permitted Private Placement Document of the Company or any Subsidiary which permits the holder or holders of such Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness than those set forth herein (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Anti-Terrorism Order” shall mean Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Pledge Percentage” shall mean 100% but 65% in the case of a pledge by the Company or any Domestic Subsidiary of its Equity Interests in any First-Tier Foreign Subsidiary.

“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its president, any officer of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any officer of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer, chief financial officer, president or secretary and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers and delivered to the Company.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

 “Available Facility Amount” shall have the meaning specified in paragraph 2B(1).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Burdensome Restrictions” shall mean any consensual encumbrance or restriction of the type described in clause (a) or (b) of paragraph 6I, excluding such encumbrances and restrictions expressly permitted under paragraph 6I.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.

“Cancellation Date” shall have the meaning specified in paragraph 2B(8)(ii).

“Cancellation Fee” shall have the meaning specified in paragraph 2B(8)(ii).

“Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

“Closing Day” shall mean, with respect to the Series A Notes and Series B Notes, the Initial Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2B(8)(i), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any and all property of any Credit Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent pursuant to the Collateral Documents, on behalf of itself and the Secured Parties, to secure the Secured Obligations.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A. in its capacity as Collateral Agent for the Secured Parties and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

“Collateral Documents” shall mean, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Collateral Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations.

“Company” shall mean Measurement Specialties, Inc., a New Jersey corporation.

“Confirmation of Acceptance” shall have the meaning specified in paragraph 2B(5).

“Consolidated EBITDA” shall mean, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) Consolidated Net Income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains that have been added in determining Consolidated Net Income and (vi) gains due to fluctuations in currency exchange rates, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) interest expense, (iii) loss from extraordinary items including from export control matters for such period so long as the aggregate amount added back during the term of this Agreement for the export control matters does not exceed $10,000,000, (iv) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (v) the amount of non-cash charges (including depreciation and amortization) and non-cash compensation for Equity Interests for such period, (vi) amortized debt discount for such period, (vii) losses due to fluctuations in currency exchange rates, and (viii) the amount of any deduction to Consolidated Net Income as the result of any grant to any members of the management of such Person of any Equity Interests, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, in determining Consolidated Net Income of a Person there shall be included the income (or deficit) of any other Person (including any Person or division or line of business of a Person acquired pursuant to a Permitted Acquisition) accrued prior to the date it became a subsidiary of, or was merged or consolidated into, or acquired by purchase of assets by, such Person or any of such Person’s subsidiaries, as determined to the reasonable satisfaction of the Required Holders.  For purposes of this definition, Consolidated EBITDA for any period shall, for such period, be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property and assets that are the subject of a disposition during such period, or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto.  For purposes of this definition, the following items shall be excluded in determining Consolidated Net Income of a Person: (1) the income (or deficit) of any other Person (other than a subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (2) the undistributed earnings of any subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such subsidiary; (3) any write-up of any asset; (4) any net gain from the collection of the proceeds of life insurance policies; and (5) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person.

“Consolidated Interest Expense” shall mean, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP).  In the event that the Company or any Subsidiary shall have completed an acquisition or a disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of the Company and its Subsidiaries from continuing operations calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any wholly-owned Subsidiary of the Company.

“Consolidated Total Assets” shall mean, at any date of determination, the net book value of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, reflected in the financial statements of the Company and its Subsidiaries most recently delivered to the holders of the Notes pursuant to paragraph 5A (or prior to delivery of the initial financial statements required under 5A(ii), the December 31, 2009 financial statements of the Company and its Subsidiaries).

“Consolidated Total Funded Indebtedness” shall mean, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all Capital Lease Obligations and the present value (discounted at the Alternate Base Rate (as defined in the Credit Agreement as in effect on the Initial Closing Day) as in effect on the Initial Closing Day) of future rental payments under all synthetic leases, (e) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (f) the Obligations.  Consolidated Total Funded Indebtedness shall not include (y) any Earnouts or (z) any other contingent payments with respect to any acquisitions existing as of the date of this Agreement or arising from any Permitted Acquisitions from and after the date of this Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” shall mean, collectively, the Company and the Subsidiary Guarantors.

“Credit Agreement” shall mean that certain Credit Agreement, dated the date hereof, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative and Collateral Agent, as may be amended, modified, renewed, refinanced, replaced, restated or supplemented from time to time.

“Credit Document Obligations” shall mean the Indebtedness and other obligations, if any, of the Company and its Subsidiaries under or in connection with the Credit Documents, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement.

“Credit Documents” shall mean the Credit Agreement, any promissory notes issued pursuant to the Credit Agreement, any collateral documents, guarantees and all other agreements, instruments, documents and certificates executed and delivered by any of the Credit Parties to the administrative agent or any lenders under the Credit Agreement pursuant to the terms of the Credit Agreement, each as may be amended, modified, renewed, refinanced, replaced, restated or supplemented from time to time.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” shall mean, at any time upon the occurrence and during the continuation of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) 2.0% over the rate of interest in effect immediately prior to such Event of Default.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2B(8)(i).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Dormant Subsidiary” means each of Elekon Industries USA, Inc. and Entran Devices LLC.

“Earnouts” shall mean any “earnouts” or similar obligations accrued in connection with any acquisition determined in accordance with GAAP.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall have the meaning specified in paragraph 3D.

“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of April 3, 2006, by and among the Company, the lenders from time to time party thereto and General Electric Capital Corporation, as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

“Facility” shall have the meaning specified in paragraph 2B(1).

“Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Tier Foreign Subsidiary” shall mean each Foreign Subsidiary with respect to which any one or more of the Company or its Domestic Subsidiaries (other than a Domestic Subsidiary which is owned by a Foreign Subsidiary) directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fixed Charge Coverage Ratio” has the meaning assigned to such term in paragraph 6L(ii).

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose average life (as determined by Prudential) most closely matches the average life of such Accepted Note.

“Holders of Credit Document Obligations” shall mean the holders of the Credit Document Obligations from time to time that have agreed to be bound by the terms of the Intercreditor Agreement and shall include their respective successors, transferees and assigns.

“Holders of Obligations” shall mean the holders of the Obligations from time to time, including, without limitation (i) each holder of any Note in respect of its Notes and all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under this Agreement or any other Note Document in favor of such holder, (ii) each indemnified party under paragraph 11B in respect of the obligations and liabilities of the Company to such Person arising hereunder and under the other Note Documents, and (iii) their respective successors, transferees and assigns.

“Holders of Permitted Private Placement Obligations” shall mean the holders of the Permitted Private Placement Obligations from time to time that have agreed to be bound by the terms of the Intercreditor Agreement and shall include their respective successors, transferees and assigns.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business, Earnouts and any other contingent payments with respect to any acquisitions existing as of the date of this Agreement or arising from any Permitted Acquisitions from and after the date of this Agreement), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations of such Person under Sale and Leaseback Transactions.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Information Memorandum” shall mean the Confidential Information Memorandum dated April 2010 relating to the Company and the Transactions.

“INHAM Exemption” shall have the meaning set forth in paragraph 9B.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Intercreditor Agreement” shall have the meaning given thereto in paragraph 3A(xi), as such agreement may be amended, modified, replaced, restated or supplemented from time to time.

“Initial Closing Day” shall have the meaning specified in paragraph 2A.

“Issuance Period” shall have the meaning specified in paragraph 2B(2).

“Leverage Ratio” has the meaning assigned to such term in paragraph 6L(i).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Note Documents or the rights or remedies of any holder of any Note thereunder.

“Material Indebtedness” shall mean Indebtedness (other than the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $4,000,000 (or its equivalent in another currency).  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, on real property of a Credit Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” shall mean such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance, opinions of counsel, ALTA surveys, appraisals, flood certifications (and, if applicable FEMA form acknowledgements of insurance), environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Required Holders from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC Annual Statement” shall have the meaning set forth in paragraph 9B.

“Note Documents” shall mean this Agreement, the Notes, the Subsidiary Guaranty and any other guaranty agreement executed pursuant to this Agreement, the Intercreditor Agreement, the Collateral Documents, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Collateral Agent or any holder of any Note in connection with this Agreement, including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to any the Collateral Agent or holder of any note in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Note Document to a Note Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Note Document as the same may be in effect at any and all times such reference becomes operative.

“Note(s)” shall have the meaning specified in paragraph 1.

“Obligations” shall mean (i) all unpaid principal of and accrued and unpaid interest on the Notes, all Yield-Maintenance Amounts due and payable hereunder, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations, liabilities and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Credit Parties to any holder of any Note or any indemnified party under the Note Documents, individually or collectively, existing on the Initial Closing Day or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Note Documents or in respect of any of the Notes or other obligations incurred; provided that, for the avoidance of doubt, the Obligations shall exclude the Credit Document Obligations and the Permitted Private Placement Obligations.

“Officer's Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

“Operating Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries with respect to lease transactions under which the parties intend that the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” shall mean any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Company or any Subsidiary of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, (1) the Company shall have given each holder of any Note at least twenty (20) calendar days’ prior written notice of such proposed Permitted Acquisition, and (2) at the time of and immediately after giving effect thereto, (a) no Event of Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or a business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under paragraph 5I shall have been taken, (d) the Company and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Required Holders after giving effect to such acquisition (but only giving effect to synergies or cost savings if permitted in accordance with Regulation S-X), with the covenants contained in paragraph 6L recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $10,000,000, the Company shall have delivered to each holder of any Note a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections reasonably requested by any holder of any Note, (e) in the case of an acquisition or merger involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or acquisition, (f) the representations and warranties of each Credit Party set forth in the Note Documents are true and correct in all material respects, and (g) the board of directors (or equivalent thereof) of the Person whose assets or stock is being acquired has approved such merger and/or acquisition.

“Permitted Encumbrances” shall mean:

(i)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with paragraph 5D;

(ii)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with paragraph 5D;

(iii)        Liens incurred and pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)        Liens incurred and deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)         judgment Liens in respect of judgments that do not constitute an Event of Default under clause (xi) of paragraph 7A; and

(vi)        easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(vii)       any interest or title of a lessor or sublessor under any lease of real estate;

(viii)      leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; and

(ix)         purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar filings relating to operating leases of personal property entered into by the Company or any of its Subsidiaries in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Liens arising due to a failure to fulfill an obligation arising under ERISA.

“Permitted Intercompany Transaction” shall mean transactions by and among the Company and its Subsidiaries including, but not limited to, payments and collections of debit/credit notes, transfers of assets, royalties, license fees, technology transfer fees, management fees, and payments related to tax compliance and other such transactions, in the ordinary course of business for trade, intercompany loans, advances for Permitted Acquisitions and related deferred acquisition payments, acquisition notes, Earnouts and acquisition escrow payments, and transactions that are required to repatriate cash including, but not limited to, dividend distributions, capital contributions and the sale of assets by the Company or any Domestic Subsidiary to any Foreign Subsidiary for consideration equal to the fair market value of such asset.

“Permitted Investments” shall mean:

(i)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(ii)  investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(iii)  investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)  fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)  money market funds that (a) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (b) are rated AAA by S&P and Aaa by Moody’s and (c) have portfolio assets of at least $5,000,000,000; and

(vi) in the case of investments by a Foreign Subsidiary made in a country other than the United States of America, investments denominated in any currencies that are substantially similar to the investments described in clauses (i) through (v) of this definition in the country where such Foreign Subsidiary is located or in which such investment is made.

“Permitted Liens” shall mean Liens permitted pursuant to paragraph 6B.

“Permitted Private Placement Documents” shall mean any note purchase agreements, loan agreements, promissory notes, collateral documents, guarantees and all other agreements, instruments, documents and certificates executed or delivered by any of the Credit Parties with respect to any Permitted Private Placement Secured Financings, but excluding all Note Documents.

“Permitted Private Placement Obligations” shall mean the Indebtedness and other obligations, if any, of the Company and its Subsidiaries under or in connection with the Permitted Private Placement Documents, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement.

“Permitted Private Placement Secured Financings” means any issuances or incurrences of Indebtedness of the Company from time to time pursuant to privately placed note offerings to institutional investors or term loans from institutional lenders (as amended, modified, extended, refinanced, renewed, replaced and restated from time to time but subject to paragraph 5J), in each case secured on a pari passu basis with the Obligations and the Credit Document Obligations pursuant to the Intercreditor Agreement, in an aggregate outstanding cumulative principal amount, together with the cumulative principal amount of the Notes, not to exceed $50,000,000; provided, however, with respect to any such Indebtedness issued or incurred after the date hereof, at the time of issuance or incurrence of such Indebtedness and after giving effect thereto:  (a) the Company has delivered to the holders of the Notes and the purchasers and lenders under such note offering or term loans, a certificate executed by a Financial Officer certifying that (i) no Default or Event of Default has occurred and is continuing and (ii) the Company and its Subsidiaries are in compliance with the covenants contained in Section 6L, (b) the financial covenants in the documentation with respect to such Permitted Private Placement Secured Financing shall, at the time of issuance thereof, be no more restrictive than the financial covenants set forth in this Agreement, and (c) such institutional investors or lenders (or the agents on their behalf), as the case may be, shall have entered into or become a party to the Intercreditor Agreement (and such investors, lenders and agents shall be permitted to become a party to the Intercreditor Agreement at the request of the Company).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Subsidiary” shall mean (i) each Domestic Subsidiary (other than a Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary) and (ii) each First Tier Foreign Subsidiary.

“Pro Forma Basis” shall mean, with respect to any event, that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to paragraph 5A, or, if no financial statements have yet been delivered pursuant to paragraph 5A, then paragraph 3A(xiv).

“Prudential” shall mean Prudential Investment Management, Inc.

“Prudential Affiliate” shall mean (a) any corporation or other entity controlling, controlled by, or under common control with, Prudential, or (b) any managed account or investment fund which is  managed by Prudential or a Prudential Affiliate described in clause (a) of this definition.  For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Purchasers” shall mean the Series A Purchasers and their respective successors and assigns with respect to the Series A Notes, the Series B Purchasers and their respective successors and assigns with respect to the Series B Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes, and their respective successors and assigns.

“QPAM Exemption” shall have the meaning set forth in paragraph 9B.

“qualified institutional buyer” shall have the meaning set forth in paragraph 5B.

“Regulation S-X” shall mean Regulation S-X under the Securities Act of 1933, as amended.

“Request for Purchase” shall have the meaning specified in paragraph 2B(3).

“Required Holder(s)” shall mean the holder or holders of more than fifty percent (50%) of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

“Rescheduled Closing Day” shall have the meaning specified in paragraph 2B(7).

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” shall mean any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secured Obligations” shall mean the Obligations, and to the extent that the holders thereof are bound by the Intercreditor Agreement, the Credit Document Obligations and the Permitted Private Placement Obligations.

“Secured Parties” shall mean the Holders of Obligations, and to the extent such Persons are bound by the Intercreditor Agreement, the Holders of Credit Document Obligations and the Holders of Permitted Private Placement Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, between the Credit Parties and the Collateral Agent, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Credit Party (as required by this Agreement or any other Note Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Series” shall have the meaning specified in paragraph 1C.

“Series A Note(s)” shall have the meaning specified in paragraph 1A.

“Series A Purchasers” shall mean The Prudential Insurance Company of America and Forethought Life Insurance Company.

“Series B Note(s)” shall have the meaning specified in paragraph 1B.

“Series B Purchasers” shall mean Universal Prudential Arizona Reinsurance Company and MTL Insurance Company.

“Shelf Note(s)” shall have the meaning specified in paragraph 1C.

“Solvent” shall mean, in reference to the Company, (i) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Initial Closing Day.

“Subordinated Indebtedness” shall mean any Indebtedness of the Company or any Subsidiary Guarantor the payment of which is subordinated to payment of the obligations under the Note Documents.

“Subordinated Indebtedness Documents” shall mean any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Company.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary (which shall not include any Domestic Subsidiary that is directly or indirectly owned by a Foreign Subsidiary) that is party to the Subsidiary Guaranty.  The Subsidiary Guarantors on the Initial Closing Day are identified as such in Schedule 8A hereto.

“Subsidiary Guaranty” shall mean that certain Guaranty dated as of the Initial Closing Day (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted  with a lender under the Credit Agreement or an Affiliate of such a lender (provided that, in the case of any such Affiliate, at or prior to the time that any transaction relating to a Swap Obligation is executed, such Affiliate (if any) party thereto shall have delivered written notice to the Collateral Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents but subject to the terms and conditions in the Intercreditor Agreement and that such Affiliate shall be bound by the terms of the Intercreditor Agreement as if it were a party thereto), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” shall mean the execution, delivery and performance by the Credit Parties of this Agreement and the other Note Documents, the issuance of the Notes (including any Shelf Notes) and the use of the proceeds thereof.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

10C.      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to paragraphs Articles, Sections, Exhibits and Schedules shall be construed to refer to paragraphs, Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

10D.      Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.

10E.       Status of Obligations.  In the event that the Company or any other Credit Party shall at any time issue or have outstanding any other Subordinated Indebtedness, the Company shall take or cause such other Credit Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the holders of the Notes to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the holders of the Notes may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

11.         MISCELLANEOUS.

11A.      Note Payments.  So long as any Purchaser shall hold any Note, the Company will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note and any Series B Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.  The Company agrees to afford the benefits of this paragraph 11A to any Transferee.  No holder shall be required to present or surrender any Note, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

11B.      Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including  (i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number for the Notes and (C) reasonable fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes; (ii) reasonable document production and duplication charges and the fees and reasonable expenses of any special counsel engaged by Prudential, such Purchaser or such Transferee in connection with (A) this Agreement and the transactions contemplated hereby and (B) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such the proposed action shall be effected or granted; and (iii) the costs and expenses, including attorneys' and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case.

The Company will promptly pay or reimburse each Purchaser or holder of a Note (within fifteen days after written demand, in accordance with each such Purchaser's or holder's written instructions) for all fees and costs paid or payable by such Purchaser or holder to the Securities Evaluation Office (the “SVO”) of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the SVO or any successor organization acceding to the authority thereof; provided however, that the Company shall not be required to pay or reimburse the holders of the Notes pursuant to this sentence for fees and costs in excess of $5,000 in the aggregate.

The Company shall indemnify Prudential, each holder of the Notes and each of their Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Notes, the other Note Documents, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under the Notes, the other Note Documents, or the consummation of the transactions contemplated hereby or thereby, (ii) any Notes or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C.      Consent to Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, or affect the time, amount or allocation of any prepayment, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.  Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D.      Form, Registration, Transfer and Exchange of Notes; Lost Notes.  The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.  Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense and within five Business Days of receipt of such Notes, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.  At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.  Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive.  Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note.  No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing.  Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

11E.       Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F.       Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G.      Successors and Assigns.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H.      Independence of Covenants and Baskets.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary which would result in an Event of Default or Default.  The exceptions (each, a “Permitted Basket”) to each negative covenant expressly permitted in paragraph 6 hereof are cumulative and shall be given independent effect within such negative covenant, and to the extent any transaction is permitted in more than one Permitted Basket to any such negative covenant, the Company may classify such transaction in one or more of such Permitted Baskets to such negative covenant, at the Company’s election.

11I.        Notices.  All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges covered and not sent collection on demand) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes and Series B Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such other holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 1000 Lucas Way, Hampton, VA 23666 Attn:  Mark Thomson with a copy to DLA Piper LLP (US), One Atlantic Center, 1200 West Peachtree Street, Suite 2800 Atlanta, Georgia 30309-3450, Attn:  Joseph Alexander, Esquire.  Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

11J.       Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, then and in such event payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

11K.      Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L.       Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M.     Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N.      Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

11O.      Consent to Jurisdiction; Waiver or Immunities.  The Company hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court.  The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Company agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 111 Eighth Avenue, New York, New York 10011.  The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this paragraph 11O shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.  To the extent that the Company has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement.

11P.       WAIVER OF JURY TRIAL.  THE COMPANY, PRUDENTIAL AND THE HOLDERS OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE HOLDERS OF THE NOTES AND THE COMPANY EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE HOLDERS OF THE NOTES AND THE COMPANY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11Q.      Severalty of Obligations.  The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations.  No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11R.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11S.       Binding Agreement.  When this Agreement is executed and delivered by the Company, the Series A Purchasers, the Series B Purchasers and Prudential, it shall become a binding agreement between the Company, the Series A Purchasers, the Series B Purchasers and Prudential.  This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

11T.      Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11U.      Transaction References.  The Company agrees that Prudential Capital Group may (a) refer to its role in originating the purchase of the Notes from the Company and establishing the Facility, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

11V.      Replacement Intercreditor Agreement and Collateral Documents.  If the Company shall enter into a new principal credit agreement or loan agreement for the purpose of refinancing or replacing the Credit Document Obligations, and the parties to such new principal credit agreement or loan agreement will not enter into the Intercreditor Agreement, promptly upon receipt by the holders of the Notes of written request from the Company, the holders of the Notes shall enter into a new intercreditor agreement with the administrative agent for the holders of the replacement Credit Document Obligations on substantially the same terms and conditions of the Intercreditor Agreement entered into on the date hereof, together with such other terms as the Required Holders shall approve in writing, and shall authorize the Collateral Agent to enter into new Collateral Documents on substantially the same terms and conditions of the Collateral Documents entered into on the date hereof or after the date hereof.

[Signature Pages Follow]

Very truly yours,

Measurement Specialties, Inc.

By:
Name:
Title:

[Signature Page to Note Purchase and Private Shelf Agreement]

The foregoing Agreement is
hereby accepted as of the
date first above written.

Prudential Investment Management, Inc.

By:
Vice President

The Prudential Insurance Company
of America

By:
Vice President

MTL Insurance Company

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

Universal Prudential Arizona
Reinsurance Company

By:	Prudential Investment Management, Inc.,
as investment manager

By:
Vice President

[Signature Page to Note Purchase and Private Shelf Agreement]

Forethought Life Insurance Company

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

[Signature Page to Note Purchase and Private Shelf Agreement]

INFORMATION SCHEDULE

Authorized Officers for Prudential

James McCrane	Jay White
Prudential Capital Group	Prudential Capital Group
100 Mulberry Street	Suite 500
7 Gateway Center Four	1170 Peachtree Street
Newark, New Jersey 07102	Atlanta, GA 30309
Telephone: (973) 802-4222	Telephone: (404) 870-3755
Facsimile: (973) 624-6432	Facsimile: (404) 870-3741

Charles Senner	Billy Greer
Prudential Capital Group	Prudential Capital Group
100 Mulberry Street	Suite 500
7 Gateway Center Four	1170 Peachtree Street
Newark, New Jersey 07102	Atlanta, GA 30309
Telephone: (973) 802-6660	Telephone: (404) 870-3745
Facsimile: (973) 624-6432	Facsimile: (404) 870-3741

Robert Derrick
Prudential Capital Group
Suite 500
1170 Peachtree Street
Atlanta, GA 30309
Telephone: (404) 870-3740
Facsimile: (404) 870-3741

Authorized Officers for the Company

Frank D. Guidone	Mark Thomson
Chief Executive Officer and President	Chief Financial Officer
Measurement Specialties, Inc.	Measurement Specialties, Inc.
1000 Lucas Way	1000 Lucas Way
Hampton, Virginia 23666	Hampton, Virginia 23666
Telephone: (757) ___________	Telephone: (757) 766-4224
Facsimile: (757) ___________	Facsimile: (757) ___________

Jeffrey Kostelni
Vice President of Finance/Treasurer
Measurement Specialties, Inc.
1000 Lucas Way
Hampton, Virginia 23666
Telephone: (757) 766-409
Facsimile: (757) 766-4347

[Signature Page to Note Purchase and Private Shelf Agreement]

PURCHASER SCHEDULE

		5.70% Series A Senior Notes due 2015	6.15% Series B Senior Notes due 2017

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$7,000,000.00	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: Prudential Managed Portfolio Account No.: P86188 (please do not include spaces)

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to "5.70% Series A Senior Notes due June 1, 2015, PPN 583421 A*3" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309

Attention: Michael R. Fierro, Esq. Telephone: (404) 870-3753

(6)	Tax Identification No.: 22-1211670

		5.70% Series A Senior Notes due 2015	6.15% Series B Senior Notes due 2017

	FORETHOUGHT LIFE INSURANCE COMPANY	$3,000,000.00	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

State Street Bank ABA # 01100-0028 DDA Account # 24564783 For Further Credit: Forethought Life Insurance Company Fund # 3N1H

Each such wire transfer shall set forth the name of the Company, a reference to "5.70% Series A Senior Notes due June 1, 2015, PPN 583421 A*3" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

Forethought Life Insurance Company Attn: Russell Jackson 300 North Meridian Suite 1800 Indianapolis, IN 46204 with copy to: State Street Bank Attn: Deb Hartner 801 Pennsylvania Kansas City, MO 64105

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Managing Director

(4)	Address for Delivery of Notes:

(a)          Send physical security by nationwide overnight delivery
service to:

DTC / New York Window
55 Water Street
New York, NY 10041

Attention:  Robert Mendez

Please include in the cover letter accompanying the Notes a reference to SSB Fund # 3N1H.

(b)          Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

and

Forethought Life Insurance Company
Attn:  Eric Todd
300 North Meridian
Suite 1800
Indianapolis, IN 46204

(5)	Tax Identification No.: 06-1016329

		5.70% Series A Senior Notes due 2015	6.15% Series B Senior Notes due 2017

	UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY	$0	$7,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021
Account No.: P86393 (please do not include spaces) Account Name: UPARC PLAZ Trust 2 - Privates

Each such wire transfer shall set forth the name of the Company, a reference to "6.15% Senior Notes due June 1, 2017, _____, Security No. INV_____, PPN 583421 A@1", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Universal Prudential Arizona Reinsurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Universal Prudential Arizona Reinsurance Company c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
1170 Peachtree Street, Suite 500
Atlanta, GA  30309

Attention:  Michael R. Fierro, Esq.
Telephone:  (404) 870-3753

(6)	Tax Identification No.: 41-2214052

		5.70% Series A Senior Notes due 2015	6.15% Series B Senior Notes due 2017

	MTL INSURANCE COMPANY	$0	$3,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company ABA # 071000152 Credit Wire Account # 5186061000 FFC: 26-32065/MTL Insurance Company - Prudential

Each such wire transfer shall set forth the name of the Company, a reference to "6.15% Senior Notes due June 1, 2017, PPN 583421 A@1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

MTL Insurance Company 1200 Jorie Blvd. Oak Brook, IL 60522-9060 Attention: Margaret Culkeen

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Managing Director

(4)	Address for Delivery of Notes:

(a)          Send physical security by nationwide overnight delivery
service to:

The Northern Trust Company of New York
Harborside Financial Center 10, Suite 1401
3 Second Street
Northern Acct. # 26-32065 / Acct. Name:  MTL
    Insurance Company - Prudential
Jersey City, NJ 07311

Attn:  Jose Mero & Rubie Vega

Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number (MTL Insurance Company-Prudential; Account Number:  26-32065).

(b)          Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

(5)	Tax Identification No.: 36-1516780

SCHEDULE 6A

EXISTING INDEBTEDNESS

SCHEDULE 6B

EXISTING LIENS

SCHEDULE 6D

EXISTING INVESTMENTS

SCHEDULE 6I

EXISTING RESTRICTIVE AGREEMENTS

SCHEDULE 8A

 CAPITALIZATION

SCHEDULE 8F

LITIGATION

SCHEDULE 8G

COMPLIANCE WITH LAWS

EXHIBIT A-1

[FORM OF SERIES A NOTE]

MEASUREMENT SPECIALTIES, INC.

5.70% SERIES A SENIOR NOTE, DUE JUNE 1, 2015

No. [_____]
PPN 583421 A*3
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:  June 1, 2010
INTEREST RATE:  5.70% per annum
INTEREST PAYMENT DATES:  September 1, December 1, March 1 and June 1 of each calendar year commencing on September 1, 2010
FINAL MATURITY DATE:  June 1, 2015

For Value Received, the undersigned, Measurement Specialties, Inc. (the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars, payable on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Note Purchase Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest, payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series A Senior Notes (the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of June 1, 2010 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Prudential Investment Management, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE OF NEW YORK, IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

MEASUREMENT SPECIALTIES, INC.

By:
Its:

EXHIBIT A-1-2

EXHIBIT A-2

[FORM OF SERIES B NOTE]

MEASUREMENT SPECIALTIES, INC.

6.15% SERIES B SENIOR NOTE, DUE JUNE 1, 2017

No. [_____]
PPN 583421 A@1
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:  June 1, 2010
INTEREST RATE:  6.15% per annum
INTEREST PAYMENT DATES:  September 1, December 1, March 1 and June 1 of each calendar year commencing on September 1, 2010
FINAL MATURITY DATE: June 1, 2017

For Value Received, the undersigned, Measurement Specialties, Inc. (the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars, payable on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Note Purchase Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest, payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series B Senior Notes (the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of June 1, 2010 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Prudential Investment Management, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE OF NEW YORK, IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

MEASUREMENT SPECIALTIES, INC.

By:
Its:

EXHIBIT A-2-2

EXHIBIT A-3

FORM OF SHELF NOTE

MEASUREMENT SPECIALTIES, INC.

[____]% Series ___ Senior Note, Due [__________, ____]

No. [_____]
PPN[______________]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, Measurement Specialties, Inc. (the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Note Purchase Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest, payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of June 1, 2010 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Prudential Investment Management, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.]  [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE OF NEW YORK, IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

MEASUREMENT SPECIALTIES, INC.

By:
Name:
Title:

EXHIBIT A-3-2

EXHIBIT B

[FORM OF FUNDS DELIVERY INSTRUCTION]

[Company’s Letterhead]

[List Purchasers]
c/o Prudential Capital Group
1170 Peachtree St., NE
Atlanta, GA 30309

Re: Funds Delivery Instruction/Series [  ] Notes

Ladies and Gentlemen:

As contemplated by paragraph 2 of the Note Purchase and Private Shelf Agreement, dated as of June 1, 2010, between us, the undersigned hereby instructs you to deliver, on the Series [__] Closing Day, the proceeds of the Series [__] Notes in the manner required by paragraph 2 to the undersigned’s account identified below:

Account Name:
Account No:
Bank:
Bank City & State:
Bank ABA No:
Reference:

This instruction has been executed and delivered by an authorized representative of the undersigned.

Very truly yours,

MEASUREMENT SPECIALTIES, INC.

By:
Title:

EXHIBIT C

FORM OF REQUEST FOR PURCHASE

MEASUREMENT SPECIALTIES, INC.

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of June 1, 2010, between Measurement Specialties, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of
the Shelf Notes covered hereby
(the “Notes”)                 $__________1

2.	Individual specifications of the Notes:

Principal Amount*	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period

[___] in arrears

3.	Use of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The purchase price of the Notes is to be transferred to:

Name and Address
and ABA Routing	Number of
Number of Bank	Account

    * Minimum principal amount of $10,000,000.

6.           The Company certifies that (a) the representations and warranties contained in Section 8 of the Agreement are true in all material respects on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

Dated:

MEASUREMENT SPECIALTIES, INC.

By:
Title:

EXHIBIT C-2

EXHIBIT D

FORM OF CONFIRMATION OF ACCEPTANCE

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of June 1, 2010, between Measurement Specialties, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement.

Pursuant to Section 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount $__________________

(A)	(a) Name of Purchaser:
(b)  Principal amount:
(c)  Final maturity date:
(d)  Principal prepayment dates and amounts:
(e)  Interest rate:
(f)   Interest payment period:                   [_______] in arrears
(g)  Payment and notice instructions: As set forth on attached
                                                            Purchaser Schedule

(B)	(a) Name of Purchaser:
(b)  Principal amount:
(c)  Final maturity date:
(d)  Principal prepayment dates and amounts:
(e)  Interest rate:
(f)   Interest payment period:                   [_______] in arrears
(g)  Payment and notice instructions: As set forth on attached
                                                                   Purchaser Schedule

[(C), (D)..... same information as above.]

II.	Closing Day:

MEASUREMENT SPECIALTIES, INC.

By:
Title:
Dated:

[PRUDENTIAL INVESTMENT
MANAGEMENT, INC.]

By
Vice President

[PRUDENTIAL AFFILIATE]

By
Vice President

[ATTACH PURCHASER SCHEDULES]

EXHIBIT D-2

EXHIBIT E

[FORM OF OPINION OF COMPANY'S COUNSEL]

[Letterhead of ________________]

[Date of Closing]

[Names and addresses
 of Purchasers]

Ladies and Gentlemen:

[We have acted as counsel for Measurement Specialties, Inc. (the “Company”) in connection] [As _______________ of Measurement Specialties, Inc. (the “Company”), I am familiar] with the Note Agreement, dated as of April [__], 2010, [among] [between] the Company and you (the “Note Agreement”), pursuant to which the Company has issued to you today its ____% Senior Notes due [_____________, ____] in the aggregate principal amount of $___________.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Agreement.  This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

In this connection, [we] [I] have examined such certificates of public officials, certificates of officers of the Company and copies certified to [our] [my] satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as [we] [I] have deemed relevant and necessary as a basis for [our] [my] opinion hereinafter set forth.  [We] [I] have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.  With respect to the opinion expressed in paragraph 3 below, [we] [I] have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

Based on the foregoing and upon such investigation as we [I] have deemed necessary, it is [our] [my] opinion that:

1.           The Company is a corporation duly organized and validly existing in good standing under the laws of the State of __________________.  The Company has the corporate power to carry on its business as now being conducted.  The Company has the corporate power to enter into the Agreement and perform its obligations under the Agreement and the Notes.

2.           The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.           It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

4.           The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.           The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to [us] [me] after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Note Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

[ADD OPINIONS RE: COLLATERAL.]

Very truly yours,